Exhibit 99.1

Jazz Pharmaceuticals Announces Fourth Quarter and Full Year 2010 Results

— Fourth quarter net product sales grow to $52.4 million —

— Guidance for 2011 adjusted earnings per diluted share in range of $2.70 - $2.90; 2011 GAAP earnings per diluted share expected to be $2.22 - $2.41

PALO ALTO, Calif., March 7, 2011 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced financial results for the fourth quarter and full year ended December 31, 2010.

Total revenues for the fourth quarter of 2010 were $53.4 million, compared to $38.3 million for the fourth quarter of 2009. Full year 2010 revenues were $173.8 million, up 35 percent compared to revenues of $128.4 million for 2009.

GAAP net income for the fourth quarter of 2010 was $24.5 million, or $0.56 per diluted share, compared to $5.7 million, or $0.17 per diluted share, for the fourth quarter of 2009. GAAP net income for 2010 was $32.8 million, or $0.83 per diluted share, compared to a 2009 GAAP net loss of $6.8 million, or $0.23 per diluted share.

Adjusted net income for the fourth quarter of 2010 was $27.2 million, or $0.63 per diluted share, compared to $10.8 million, or $0.33 per diluted share, for the fourth quarter of 2009. Adjusted net income for 2010 was $61.0 million, or $1.55 per diluted share, compared to a 2009 adjusted net loss of $1.5 million, or $0.05 per diluted share. A reconciliation of GAAP net income (loss) to adjusted net income (loss) and the related per diluted share amounts is included with this press release.

Net sales of Xyrem® (sodium oxybate) oral solution increased 36 percent to $42.9 million for the fourth quarter of 2010, compared to net sales of $31.6 million for the fourth quarter of 2009. Xyrem net sales for 2010 increased 47 percent to $142.6 million, compared to $96.8 million in net sales for 2009. Net sales of once-daily Luvox CR® (fluvoxamine maleate) increased to $9.4 million for the fourth quarter of 2010, compared to $5.7 million for the fourth quarter of 2009. Luvox CR net sales for 2010 increased to $27.4 million, compared to 2009 net sales of $18.3 million. Both fourth quarter and full year 2010 net sales of Luvox CR include $2.0 million of revenue recorded as a result of a change in the timing of when revenue is recognized; the company now records Luvox CR sales upon shipment to distributors net of estimated returns. The profit associated with this change has been excluded from the company’s fourth quarter and full year 2010 adjusted net income.

“In 2010, our first full year of profitability, our progress included strengthening our balance sheet, enhancing our commercial business management team, significantly increasing Xyrem sales, and broadening our patent protection for sodium oxybate,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We look forward to improving our performance in 2011, as we continue to grow and protect our Xyrem business and advance our intranasal clonazepam product candidate for acute repetitive seizures in epilepsy patients.”

Research and development expenses for the fourth quarter of 2010 were $4.1 million, compared to $6.3 million for the fourth quarter of 2009. Research and development expenses in 2010 were $25.6 million, compared to $36.6 million for 2009.

Selling, general and administrative expenses for the fourth quarter of 2010 were $17.1 million, compared to $15.7 million for the fourth quarter of 2009. In 2010, selling, general and administrative expenses were $69.0 million, compared to $58.7 million for 2009.

Interest expense for the fourth quarter of 2010 was $1.1 million, compared to $5.8 million for the prior year period. Interest expense in 2010 was $12.7 million, compared to $22.8 million in 2009. As of December 31, 2010, cash and cash equivalents were $44.8 million, an increase from $22.9 million at September 30, 2010.

2011 Financial Guidance

Jazz Pharmaceuticals is providing full year 2011 financial guidance as follows:

•	Total product sales	$ 232 - 245 million
	• Xyrem	$ 200 – 210 million
	• Luvox CR	$ 32 – 35 million
•	Gross margin	greater than 90%
•	R&D expenses	$ 20 – 24 million
•	SG&A expenses	$ 87 - 93 million
•	GAAP net income per diluted share	$ 2.22 – 2.41
•	Adjusted net income per diluted share*	$ 2.70 – 2.90

*	A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is available in a table with this press release.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 1:30 p.m. PT/4:30 p.m. ET to provide a business update and discuss 2010 financial results and 2011 financial guidance. The live webcast may be accessed from the Investors section of the Jazz Pharmaceuticals website at www.JazzPharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 1-866-362-4829 in the U.S., or 1-617-597-5346 outside the U.S., and entering passcode 60782035.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.JazzPharmaceuticals.com.

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet medical needs in neurology and psychiatry. For further information see www.JazzPharmaceuticals.com.

Non-GAAP Financial Measures

To supplement our financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income/(loss) and adjusted net income/(loss) per diluted share. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income/(loss) and adjusted net income/(loss) per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income/(loss) and adjusted net income/(loss) per diluted share exclude from the comparable GAAP measures: revenue related to upfront and milestone payments, the impact of a change in the timing of when Luvox CR revenue is recognized, a loss on extinguishment of debt, amortization of intangible assets, stock-based compensation, and non-cash interest expense associated with a debt discount and debt issuance costs.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ financial performance, profitability and growth potential and future financial performance, including 2011 financial guidance, and statements relating to future product sales and product candidate development. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ dependence on sales of Xyrem, and its ability to increase sales of its Xyrem and Luvox CR products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; the uncertain and time-consuming clinical development and regulatory process for its product candidates, including its intranasal clonazepam product candidate; regulatory risks; Jazz Pharmaceuticals’ cash flow estimates, the sufficiency of its cash resources; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its quarterly report on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission on November 5, 2010. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

# # #

Contact

Ami Knoefler

Executive Director

Investor Relations & Corporate Communications

Jazz Pharmaceuticals

Ami.knoefler@jazzpharma.com

650-496-2947

JAZZ PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Product sales, net	$52,357	$37,319	$170,006	$115,108
Royalties, net	728	681	2,637	2,203
Contract revenues	284	284	1,138	11,138

Total revenues	53,369	38,284	173,781	128,449
Operating expenses:
Cost of product sales	4,784	2,782	13,559	9,638
Research and development	4,118	6,317	25,612	36,561
Selling, general and administrative	17,070	15,718	68,996	58,652
Intangible asset amortization	1,862	2,057	7,825	7,668

Total operating expenses	27,834	26,874	115,992	112,519

Income from operations	25,535	11,410	57,789	15,930
Interest income	1	5	6	34
Interest expense	(1,077)	(5,762)	(12,728)	(22,796)
Other expense	—	—	(2)	(4)
Loss on extinguishment of debt	—	—	(12,287)	—

Net income (loss)	$24,459	$5,653	$32,778	$(6,836)

Net income (loss) per share:
Basic	$0.62	$0.18	$0.90	$(0.23)

Diluted	$0.56	$0.17	$0.83	$(0.23)

Weighted-average common shares used in computing net income (loss) per share:
Basic	39,456	31,155	36,343	30,018

Diluted	43,405	33,305	39,411	30,018

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Xyrem	$42,931	$31,644	$142,630	$96,763
Luvox CR	9,426	5,675	27,376	18,345

Total	$52,357	$37,319	$170,006	$115,108

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$44,794	$15,595
Restricted cash	400	2,988
Accounts receivable, net of allowances	22,081	12,313
Inventories	5,046	3,426
Prepaid expenses	1,858	1,653
Other current assets	279	979

Total current assets	74,458	36,954
Property and equipment, net	690	1,124
Intangible assets, net	22,033	29,858
Goodwill	38,213	38,213
Other long-term assets	335	1,247

Total assets	$135,729	$107,396

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Revolving credit facility	$7,350	$9,399
Accounts payable	3,049	2,158
Accrued liabilities	23,572	14,296
Current portion of long-term debt	16,064	23,759
Purchased product rights liability	4,500	4,000
Liability under government settlement	4,128	2,954
Deferred revenue	1,273	2,675

Total current liabilities	59,936	59,241
Deferred rent	82	29
Deferred revenue, non-current	9,053	10,191
Purchased product rights liability, non-current	4,500	9,000
Liability under government settlement, non-current	6,978	10,658
Long-term debt, less current portion	24,629	91,107
Total stockholders’ equity (deficit)	30,551	(72,830)

Total liabilities and stockholders’ equity (deficit)	$135,729	$107,396

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP net income (loss)	$24,459	$5,653	$32,778	$(6,836)
Add:
Intangible asset amortization	1,862	2,057	7,825	7,668
Stock-based compensation expense	2,250	2,448	8,219	5,957
Non-cash interest expense	231	961	2,406	2,810
Loss on extinguishment of debt	—	—	12,287	—
Deduct:
Contract revenues	(284)	(284)	(1,138)	(11,138)
Luvox CR revenue recognition timing change	(1,345)	—	(1,345)	—

Adjusted net income (loss)	$27,173	$10,835	$61,032	$(1,539)

GAAP net income (loss) per diluted share	$0.56	$0.17	$0.83	$(0.23)

Adjusted net income (loss) per diluted share	$0.63	$0.33	$1.55	$(0.05)

Shares used in computing GAAP and adjusted net income (loss) per diluted share amounts	43,405	33,305	39,411	30,018

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP 2011 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$100-110
Add:
Intangible asset amortization	7
Stock-based compensation expense	15-16
Non-cash interest expense	1
Deduct:
Contract revenues	(1)

Adjusted net income	$122-132

GAAP net income per diluted share	$2.22-2.41
Adjusted net income per diluted share	$2.70-2.90
Shares used in computing GAAP and adjusted net income per diluted share amounts	45-46